Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

WINCHESTER, Virginia (February 28, 2023) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its third quarter of fiscal 2023 which ended January 31, 2023.

Net sales for the third quarter of fiscal 2023 increased $21.0 million, or 4.6%, to $480.7 million compared with the same quarter of the prior fiscal year. Net sales for the first nine months of the current fiscal year increased 16.9% to $1,585.1 million from the comparable period of the prior fiscal year. The Company experienced growth in the builder and independent dealers and distributors sales channels during the third quarter and growth in all sales channels during the first nine months of fiscal 2023 versus the comparable prior year periods.

Net income was $14.7 million ($0.88 per diluted share) for the third quarter of fiscal 2023 compared with a net loss of $49.3 million ($2.97 per diluted share) in the same quarter of the prior fiscal year. Net income for the third quarter of fiscal 2023 increased due to the absence of onetime pension settlement charges of $69.5 million related to the termination of the Company's pension plan in the prior year third quarter and an increase in net sales largely as a result of price increases and increased efficiencies. Net income for the first nine months of the current fiscal year was $63.6 million ($3.82 per diluted share) compared with a net loss of $44.2 million ($2.67 per diluted share) for the same period of the prior fiscal year. Net income margin was 3.1% for the third quarter of fiscal 2023 compared to (10.7)% for the same period in the prior fiscal year and 4.0% for the first nine months of the current fiscal year compared with (3.3)% for the same period of the prior fiscal year. Adjusted EPS per diluted share was $1.46 for the third quarter of fiscal 2023 compared with $0.60 in the same quarter of the prior fiscal year and $5.40 for the first nine months of the current fiscal year compared with $1.92 for the same period of the prior fiscal year.

Adjusted EBITDA for the third quarter of fiscal 2023 increased $20.4 million, or 66.8%, to $51.0 million, or 10.6% of net sales, compared to $30.6 million, or 6.6% of net sales, for the same quarter of the prior fiscal year. Adjusted EBITDA for the first nine months of fiscal 2023 increased $81.6 million, or 87.4%, to $175.1 million, or 11.0% of net sales, compared to $93.5 million, or 6.9% of net sales, for the same period of the prior fiscal year.

Cash provided by operating activities for the first nine months of fiscal 2023 was $110.8 million and free cash flow totaled $91.5 million. The $140.3 million increase in free cash flows versus the first nine months of fiscal 2022 was primarily due to changes in our operating cash flows, specifically, higher net income, and lower customer receivables and, lower capital spending. As of January 31, 2023, the Company had $45.8 million of cash and cash equivalents on hand with no term loan debt maturities until July 2024 plus access to $277.6 million of additional availability under its revolving facility. The Company paid down $67.3 million of its debt during the first nine months of the current fiscal year.

"During the third quarter of fiscal 2023, our teams delivered sales growth of 4.6% and improved Adjusted EBITDA by 66.8% to $51.0 million," said Scott Culbreth, President and CEO. "As stated in previous quarters, we committed to improving our results as price realization better matched inflationary impacts and we improved our costs through operating efficiency initiatives. Our team has delivered on this commitment during the first nine months of the fiscal year and I thank each of them for their efforts. Demand trends did slow during the third fiscal quarter, but we are maintaining our full year outlook for net sales growth of low double digits along with Adjusted EBITDA margins of low double digits."

About Us

American Woodmark celebrates the creativity in all of us. With over 10,000 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and

AMWD Announces Third Quarter Results

February 28, 2023

distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2023	2022	2023	2022

Net sales	$480,713	$459,736	$1,585,105	$1,355,480
Cost of sales & distribution	405,373	407,981	1,324,284	1,198,765
Gross profit	75,340	51,755	260,821	156,715
Sales & marketing expense	21,364	23,383	71,781	67,755
General & administrative expense	28,848	23,281	91,129	71,638
Restructuring charges, net	1,310	(127)	1,310	183
Operating income	23,818	5,218	96,601	17,139
Interest expense, net	4,303	2,668	12,778	7,201
Pension settlement, net	293	69,452	48	69,452
Other (income) expense, net	(411)	(335)	(1,082)	533
Income tax expense (benefit)	4,905	(17,310)	21,275	(15,801)
Net income (loss)	$14,728	$(49,257)	$63,582	$(44,246)

Earnings Per Share:
Weighted average shares outstanding - diluted	16,695,714	16,569,881	16,661,234	16,599,369

Net income (loss) per diluted share	$0.88	$(2.97)	$3.82	$(2.67)

AMWD Announces Third Quarter Results

February 28, 2023

Condensed Consolidated Balance Sheet
(Unaudited)
	January 31,	April 30,
	2023	2022

Cash & cash equivalents	$45,817	$22,325
Customer receivables	117,742	156,961
Inventories	224,763	228,259
Other current assets	23,136	21,112
Total current assets	411,458	428,657
Property, plant and equipment, net	203,509	213,808
Operating lease assets, net	98,766	108,055
Customer relationship intangibles, net	41,861	76,111
Goodwill	767,612	767,612
Other assets	41,167	38,253
Total assets	$1,564,373	$1,632,496

Current portion - long-term debt	$2,546	$2,264
Short-term operating lease liabilities	22,515	21,985
Accounts payable & accrued expenses	143,059	191,979
Total current liabilities	168,120	216,228
Long-term debt	440,684	506,732
Deferred income taxes	26,901	38,340
Long-term operating lease liabilities	83,052	95,084
Other liabilities	2,476	3,229
Total liabilities	721,233	859,613
Stockholders' equity	843,140	772,883
Total liabilities & stockholders' equity	$1,564,373	$1,632,496

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	January 31,
	2023	2022

Net cash provided (used) by operating activities	$110,803	$(13,051)
Net cash used by investing activities	(19,260)	(35,766)
Net cash used by financing activities	(68,051)	(41,383)
Net increase (decrease) in cash and cash equivalents	23,492	(90,200)
Cash and cash equivalents, beginning of period	22,325	91,071

Cash and cash equivalents, end of period	$45,817	$871

AMWD Announces Third Quarter Results

February 28, 2023

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles, (5) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts, and (10) pension settlement charges. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the RSI acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles, (4) pension settlement charges, and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces Third Quarter Results

February 28, 2023

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(in thousands)	2023	2022	2023	2022

Net income (loss) (GAAP)	$14,728	$(49,257)	$63,582	$(44,246)
Add back:
Income tax expense (benefit)	4,905	(17,310)	21,275	(15,801)
Interest expense, net	4,303	2,668	12,778	7,201
Depreciation and amortization expense	11,814	12,507	36,578	38,453
Amortization of customer relationship intangibles	11,416	11,416	34,250	34,250
EBITDA (Non-GAAP)	$47,166	$(39,976)	$168,463	$19,857
Add back:
Acquisition and restructuring related expenses (1)	20	20	60	60
Non-recurring restructuring charges, net (2)	1,310	(127)	1,310	183
Pension settlement, net	293	69,452	48	69,452
Change in fair value of foreign exchange forward contracts (3)	(324)	(177)	(904)	(7)
Stock-based compensation expense	1,859	1,006	5,249	3,399
Loss on asset disposal	666	365	879	516
Adjusted EBITDA (Non-GAAP)	$50,990	$30,563	$175,105	$93,460

Net Sales	$480,713	$459,736	$1,585,105	$1,355,480
Net income margin (GAAP)	3.1%	(10.7)%	4.0%	(3.3)%
Adjusted EBITDA margin (Non-GAAP)	10.6%	6.6%	11.0%	6.9%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs that occurred during January 2023 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.

AMWD Announces Third Quarter Results

February 28, 2023

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(in thousands, except share data)	2023	2022	2023	2022

Net income (loss) (GAAP)	$14,728	$(49,257)	$63,582	$(44,246)
Add back:
Acquisition and restructuring related expenses	20	20	60	60
Non-recurring restructuring charges, net	1,310	(127)	1,310	183
Pension settlement, net	293	69,452	48	69,452
Amortization of customer relationship intangibles and trademarks	11,416	11,416	34,250	34,250
Tax benefit of add backs	(3,341)	(21,586)	(9,202)	(27,753)
Adjusted net income (Non-GAAP)	$24,426	$9,918	$90,048	$31,946

Weighted average diluted shares (GAAP)	16,695,714	16,569,881	16,661,234	16,599,369
Add back: potentially anti-dilutive shares (1)	—	40,973	—	47,878
Weighted average diluted shares (Non-GAAP)	16,695,714	16,610,854	16,661,234	16,647,247

EPS per diluted share (GAAP)	$0.88	$(2.97)	$3.82	$(2.67)
Adjusted EPS per diluted share (Non-GAAP)	$1.46	$0.60	$5.40	$1.92

(1) Potentially dilutive securities for the three- and nine-month periods ended January 31, 2022, respectively, have not been considered in the GAAP calculation of net loss per share as the effect would be anti-dilutive.

Free Cash Flow

	Nine Months Ended
	January 31,
	2023	2022

Net cash provided (used) by operating activities	$110,803	$(13,051)
Less: Capital expenditures (1)	19,283	35,771
Free cash flow	$91,520	$(48,822)

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Third Quarter Results

February 28, 2023

Net Leverage

Twelve Months Ended
January 31,
(in thousands)	2023

Net income (GAAP)	$78,106
Add back:
Income tax expense	23,820
Interest expense, net	15,768
Depreciation and amortization expense	49,064
Amortization of customer relationship intangibles	45,666
EBITDA (Non-GAAP)	$212,424
Add back:
Acquisition and restructuring related expenses (1)	80
Non-recurring restructuring charges, net (2)	1,310
Pension settlement	(931)
Change in fair value of foreign exchange forward contracts (3)	(897)
Stock-based compensation expense	6,559
Loss on asset disposal	1,060
Adjusted EBITDA (Non-GAAP)	$219,605

As of
January 31,
2023
Current maturities of long-term debt	$2,546
Long-term debt, less current maturities	440,684
Total debt	443,230
Less: cash and cash equivalents	(45,817)
Net debt	$397,413

Net leverage (4)	1.81

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs that occurred during January 2023.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended January 31, 2023.

- END -